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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERSEAS SHIPHOLDING GROUP, INC.
511 Fifth Avenue, New York, N.Y. 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 3, 2003

         TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:

        The Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. will be held at J.P. Morgan Chase & Co., 522 Fifth Avenue (corner West 44th Street), New York, N.Y., Seventh Floor, on Tuesday, June 3, 2003, at 2:30 o'clock P.M. for the following purposes:

  (1)
  To elect twelve directors, each for a term of one year;

  (2)
  To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year 2003; and

  (3)
  To transact such other business as may properly be brought before the meeting.

        Stockholders of record at the close of business on April 17, 2003 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's offices, 511 Fifth Avenue, New York, N.Y.

        Whether or not you expect to be present at the meeting in person, please date and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

        We urge you to exercise your privilege of attending the meeting in person. In that event, the Corporation's receipt of your proxy will not affect in any way your right to vote in person.

By order of the Board of Directors,
ROBERT N. COWEN Senior Vice President, Chief Operating Officer & Secretary

New York, N.Y.
April 30, 2003

IMPORTANT
PLEASE SIGN, DATE AND PROMPTLY RETURN THE
ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE

OVERSEAS SHIPHOLDING GROUP, INC.
511 Fifth Avenue, New York, N.Y. 10017

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 3, 2003. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

        Only stockholders of record at the close of business on April 17, 2003 will be entitled to vote at the annual meeting. The Corporation has one class of voting securities, its Common Stock, of which 34,472,855 shares were outstanding on said record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 30, 2003.

ELECTION OF DIRECTORS

        The twelve nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

        The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission) on April 17, 2003, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the directors, shares owned by entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.

Name and Age	Principal Occupation	Served as Director Since	Shares of Common Stock Beneficially Owned (a)	Percentage of Common Stock Beneficially Owned
Oudi Recanati, 53	Director of companies.	1996	5,216,110(b)(j)	15.1%
Morton P. Hyman, 67	Chairman, President and Chief Executive Officer of the Corporation.	1969	975,195(c)	2.8%

Robert N. Cowen, 54	Senior Vice President, Chief Operating Officer and Secretary of the Corporation.	1993	185,500(d)	0.5%
Alan R. Batkin, 58	Vice Chairman of Kissinger Associates, Inc., geopolitical consulting firm.	1999	10,500(e)	—
Thomas B. Coleman, 60	Chief Executive Officer of International-Matex Tank Terminals, deep water bulk liquid terminals and logistics.	2003	—	—
Charles A. Fribourg, 46	Directeur General, Finagrain S.A., agribusiness investment holding company and a subsidiary of ContiGroup Companies, Inc.	2000	153,744(f)	0.4%
William L. Frost, 76	President, Lucius N. Littauer Foundation.	1989	13,500(e)(g)	—
Stanley Komaroff, 68	Senior Partner, law firm of Proskauer Rose LLP, the Corporation's counsel.	1993	10,564(e)	—
Solomon N. Merkin, 46	Vice President, Leib Merkin, Inc., private investment company.	1989	29,500(e)(h)	0.1%
Joel I. Picket, 64	Chairman of the Board and Chief Executive Officer, Gotham Organization Inc., real estate, construction and development.	1989	9,700(e)	—
Ariel Recanati, 39	President, Maritime Overseas Corporation, dry bulk shipping company.	1999	5,111,407(i)(j)	14.7%

Michael J. Zimmerman, 52	Executive Vice President and Chief Financial Officer, ContiGroup Companies, Inc., diversified agribusiness and finance.	2000	15,500(f)	—
All directors and executive officers as a group			7,256,515(k)	20.1%

(a)
Includes the shares of Common Stock issuable within 60 days of April 17, 2003 upon the exercise of all options owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(b)
Includes 4,778,427 shares, which Mr. Oudi Recanati may be deemed to share the power to vote under a stockholders agreement, dated as of April 16, 2003 among members of the Recanati family (the "Stockholders Agreement") (Mr. Oudi Recanati may be deemed to share the power to dispose of only 4,245,958 of these shares.); 126,380 shares, which he may be deemed to share the power to vote and dispose of by virtue of his positions as an officer and director of the Recanati Foundation; and 301,803 shares he may be deemed to share the power to vote and dispose of by virtue of his positions with, and interests in, Recanati family companies. Also includes 9,500 shares issuable upon the exercise of stock options granted under the Company's Non-Employee Directors Stock Option Plan. Mr. Oudi Recanati has a 12.5% partnership interest in OSG Holdings which beneficially owns 2,986,416 shares. See "Information as to Stock Ownership."

(c)
Includes 126,380 shares, which Mr. Hyman may be deemed to share the power to vote and dispose by virtue of his positions as an officer and director of the Recanati Foundation; and 550,000 shares issuable upon the exercise of stock options. In addition, Mr. Hyman is a 0.4% partner in OSG Holdings. Excludes 280 shares owned by Mr. Hyman's wife and 4,000 shares held by his wife as custodian under the New York Uniform Gift to Minors Act, as to which Mr. Hyman disclaims beneficial ownership.

(d)
Includes 180,000 shares of Common Stock issuable upon exercise of stock options.

(e)
Includes 9,500 shares of Common Stock issuable upon exercise of stock options.

(f)
Includes 8,500 shares of Common Stock issuable upon exercise of stock options.

(g)
Excludes 400 shares owned by Mr. Frost's wife, beneficial ownership of which is disclaimed by him.

(h)
Mr. Merkin is a 1.6% partner in OSG Holdings.

(i)
Includes 4,778,427 shares as to which Mr. Ariel Recanati may be deemed to share the power to vote pursuant to the Stockholders Agreement (He may be deemed to share the power to dispose of only 4,245,958 of these shares.); and 126,380 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation. Also includes 206,600 shares issuable upon exercise of stock options.

(j)
Mr. Oudi Recanati is the first cousin of Mr. Ariel Recanati.

(k)
Includes 1,562,600 shares of Common Stock issuable upon exercise of stock options. See Notes (b) through (f) and (i) above.

        Each director has been principally engaged in his present employment for the past five years, except: Mr. Oudi Recanati, who served as Chairman of Discount Bank and Trust Company from 1999 until June 2002, was Co-Chairman (from 1999) and Co-Chief Executive Officer (from 1996) of IDB Holding Corporation Ltd. until April 1, 2001, engaged in investment and finance, and who, for more than five years prior to 1998, was Chairman of the Board of Y.L.R. Capital Markets Ltd., engaged in investment banking; Mr. Hyman, who assumed the additional title of Chairman of the Corporation in 2000; Mr. Cowen, who assumed the additional title of Chief Operating Officer of the Corporation in 1999 and who also served for more than five years prior to year end 2001 as a director and senior officer of Overseas Discount Corporation, a private company engaged in finance and investment; Mr. Ariel Recanati, who, until January 31, 2003, served as a Senior Vice President (since 1998) and Chief Strategic and Planning Officer of the Corporation (since 1999); Mr. Fribourg, who has served as Directeur General of Finagrain S.A. since 1999 and served as Senior Vice President and General Manager of the South American Division of Continental Grain Company (now known as ContiGroup Companies, Inc.) from 1994 through 1999; Mr. Picket, who served as President of Gotham Organization Inc. for more than five years prior to 1999; and Mr. Zimmerman, who has served as Executive Vice President and Chief Financial Officer of ContiGroup Companies, Inc. since 1999 and who served as Senior Vice President-Investment and Strategy of Continental Grain Company from 1996 through 1999.

        Mr. Oudi Recanati is a director of IDB Holding Corporation Ltd. Mr. Batkin is a director of Diamond Offshore Drilling, Inc., Hasbro, Inc. and Schweitzer-Mauduit International, Inc. Mr. Zimmerman is a director of Premium Standard Farms, Inc.

        If, for any reason, any nominee should not be available for election or able to serve as a director, the accompanying proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.

COMPENSATION AND CERTAIN TRANSACTIONS

        The following Summary Compensation Table includes individual compensation information for services in all capacities to the Corporation and its subsidiaries during the years ended December 31, 2002, 2001 and 2000 by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation serving during fiscal 2002 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal Position				All Other Compensation
	Year	Salary	Bonus (1)
Morton P. Hyman	2002	$1,200,000	$100,560	$37,267	(2)
Chairman, President and Chief Executive	2001	1,200,000	525,000	32,917
Officer	2000	1,200,000	1,450,000	27,991
Robert N. Cowen	2002	519,600	43,543	116,121	(3)
Senior Vice President, Chief Operating	2001	519,600	227,325	14,321
Officer and Secretary	2000	519,600	444,850	11,771
Myles R. Itkin	2002	605,000	50,699	16,151	(2)
Senior Vice President, Chief Financial	2001	605,000	264,688	58,562
Officer and Treasurer	2000	605,000	476,875	11,801
Robert E. Johnston	2002	575,000	48,185	16,206	(2)
Senior Vice President	2001	575,000	251,563	274,262
and Chief Commercial Officer	2000	575,000	465,625	11,856
Ariel Recanati	2002	500,000	41,900	14,471	(4)
Senior Vice President	2001	500,000	218,750	142,517
and Chief Strategic and	2000	500,000	437,500	11,121
Planning Officer

(1)
For 2002, consists of bonuses under the Corporation's Incentive Compensation Plan for 2002.

(2)
For Messrs. Hyman, Itkin and Johnston consists of matching contributions by the Corporation under its Savings Plan in the amount of $12,000, and the cost of term life insurance in the respective amounts of $25,267, $4,151 and $4,206.

(3)
Consists of matching contributions by the Corporation under its Savings Plan in the amount of $12,000, the cost of term life insurance in the amount of $4,121 and the payment for accrued but unused vacation time (in accordance with a policy to terminate such accruals) of $100,000.

(4)
Consists of matching contributions by the Corporation under its Savings Plan in the amount of $11,000 and the cost of term life insurance in the amount of $3,471.

        Mr. Ariel Recanati resigned as Senior Vice President and Chief Strategic and Planning Officer of the Corporation effective January 31, 2003. In connection with the termination of Mr. Recanati's employment, Mr. Recanati and the Corporation entered in an agreement pursuant to which the Corporation paid Mr. Recanati one year of base salary of $500,000 and a bonus of

$250,000, and engaged him as a consultant for three months for a consulting fee equal to one-quarter of his annual base salary. In addition, the Corporation agreed to provide Mr. Recanati for one year the same medical and life insurance benefits as he received as an employee of the Corporation, vested his remaining 41,320 unvested stock options and agreed that he may exercise all of his stock options at any time through February 5, 2004, agreed to provide him with a secretary for two months and paid him approximately $25,000 in certain other benefits.

        The Corporation has agreements in effect until October 2005 with Messrs. Hyman, Cowen, Itkin and Johnston providing that in the event of a "change of control" of the Corporation, as defined in the agreements, each of the executives will be entitled to certain payments and benefits upon a termination of his employment (whether voluntary or involuntary) for periods ranging up to two years after the change of control or upon termination of his employment by the Corporation without cause or by the executive with good reason within 120 days prior to the change of control. Upon any such termination, the executive will be entitled to payment of three times (for Messrs. Hyman and Cowen) or two times (for Messrs. Itkin and Johnston) his highest annual salary plus target annual incentive compensation in effect within 121 days prior to or at any time after the change of control, three years (for Messrs. Hyman and Cowen) or two years (for Messrs. Itkin and Johnston) of additional service and compensation credit at that compensation level for pension purposes and for purposes of the Corporation's supplemental employee retirement benefit plans (see "Pension Plan" below) and three years (for Messrs. Hyman and Cowen) or two years (for Messrs. Itkin and Johnston) of continued coverage for the executive and his dependents under the Corporation's health plan and for the executive under the Corporation's life insurance plan. If and to the extent these payments and benefits, and any other amounts paid to either Mr. Hyman or Mr. Cowen as a result of a change of control, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the excess parachute payments are subject to excise tax (and are not deductible to the Corporation); in that event the Corporation has agreed to pay Messrs. Hyman and Cowen an additional amount so that the net amount retained by each of them, after payment of such excise tax and of other applicable taxes on the additional amount, will equal the full amount to which each would be entitled in the absence of such excise tax. To the extent that payments, benefits and other amounts received by Messrs. Itkin and Johnston as a result of a change of control would be subject to excise tax, the amounts to be paid to Messrs. Itkin and Johnston under the terms of the agreements will be reduced such that no excise tax will apply.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

        The following table sets forth, for each of the Named Executive Officers, information regarding the value of unexercised options at the end of fiscal 2002. No options were granted to, or were exercised by, the Named Executive Officers in fiscal 2002, other than by Mr. Ariel Recanati who exercised options for 3,400 shares of the Corporation's Common Stock approximately two weeks before their expiration date and realized $4,354.

	Number of Securities Underlying Unexercised Options at December 31, 2002	Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name
	Exercisable/Unexercisable	Exercisable/Unexercisable
Morton P. Hyman.	466,667/83,333	$2,015,834/$272,916
Robert N. Cowen	150,000/30,000	637,500/ 98,250
Myles R. Itkin	180,000/30,000	844,500/ 98,250
Robert E. Johnston	162,000/30,000	684,300/ 98,250
Ariel Recanati	165,280/41,320	520,250/ 98,250

(1)
Reflects market value of underlying shares of the Corporation's Common Stock on December 31, 2002 of $17.90 minus the exercise price multiplied by the number of shares underlying the in-the-money options.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the published Standard and Poor's 500 Index and the Dow Jones U.S. Marine Transport Index for the five years ended December 31, 2002.

STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
THE CORPORATION, S&P 500 INDEX, DOW JONES U.S. MARINE TRANSPORT INDEX

*
Assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested. In accordance with rules of the Securities and Exchange Commission ("SEC"), the Corporation's Stockholder Return Performance Presentation does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act").

PENSION PLAN

        The Corporation through OSG Ship Management, Inc., its wholly-owned subsidiary, maintains a pension plan (the "Pension Plan") which provides employees with annual retirement benefits based upon age, credited service and average compensation (comprised of salaries, bonuses and incentive compensation) for the highest five successive years of the last ten years prior to retirement. An additional year of credited service is recognized each year during the five year period ending on December 31, 2005 for those employed at the end of 2002 pursuant to the Corporation's program to transfer certain administrative functions to the Newcastle, United Kingdom office. The Pension Plan is non-contributory by the employee, and the contributions to the Pension Plan are determined on an actuarial basis without individual allocation.

        The annual pension payable to any employee under the Pension Plan may not exceed the limitations imposed for qualified plans under Federal law. However, under supplemental retirement plans the Named Executive Officers will be entitled to the additional benefits that would have been payable to them under the Pension Plan in the absence of such limitations. Payments under the supplemental retirement plans will be accelerated upon a "change of control" as defined therein.

        The following table sets forth the estimated annual pensions payable under the Pension Plan and the supplemental retirement plans (subject to reduction on an actuarial basis where survivorship benefits are provided), upon normal retirement, to employees at various compensation levels and in representative years-of-service classifications, calculated before application of the Social Security offset provided for in the Pension Plan:

	Years of Credited Service
Average Compensation	10 years	15 years	20 years	25 years	30 years	35 years	40 years
$ 400,000	60,000	90,000	120,000	150,000	180,000	210,000	240,000
500,000	75,000	112,500	150,000	187,500	225,000	262,500	300,000
600,000	90,000	135,000	180,000	225,000	270,000	315,000	360,000
700,000	105,000	157,500	210,000	262,500	315,000	367,500	420,000
800,000	120,000	180,000	240,000	300,000	360,000	420,000	480,000
900,000	135,000	202,500	270,000	337,500	405,000	472,500	540,000
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000	600,000
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000	720,000
1,500,000	225,000	337,500	450,000	562,500	675,000	787,500	900,000

        The respective number of years of credited service under the Pension Plan of the Named Executive Officers are as follows: Morton P. Hyman-42 years; Robert N. Cowen-25 years; Myles R. Itkin-10 years; Robert E. Johnston-29 years; and Ariel Recanati-16 years. In light of the fact that Morton P. Hyman reached the maximum annual benefit level payable under the pension plans at December 31, 2002, the amount of his pension was fixed at $15,103,703.16, the amount due him had he retired at that date. The supplemental retirement plan provides that during his continued employment this amount shall be increased annually at the rate of 4.96%. The supplemental retirement plan provides that upon normal retirement, Mr. Cowen will receive an additional annual pension benefit of $23,166 (which is subject to reduction on actuarial basis if he retires before normal retirement age). In addition, the supplemental retirement plan credits Mr. Johnston with six additional years of service.

COMPENSATION OF DIRECTORS

        Effective January 1, 2003, independent non-employee directors of the Corporation receive a director's fee of $25,000 per year, payable quarterly, and a fee of $1,000 for each meeting of the Board of Directors they attend. In addition, the Chairman of the Audit Committee receives a fee of $10,000 per year, payable quarterly, and each member of the Audit Committee receives a fee of $1,000 for each committee meeting he attends. Under the 1999 Non-Employee Director Stock Option Plan each non-employee director is granted an option to purchase 7,500 shares of Common Stock upon his becoming a director (for those directors who held office when the Plan was adopted, such option was granted at the inception of the Plan). The options are granted at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments commencing one year after the date of the option grant. The Plan also provides for an annual grant of an option to purchase 1,000 shares of Common Stock to each continuing non-employee director following the annual stockholders meeting at the fair market value of the Common Stock on the date of grant, exercisable commencing one year after such date.

        Pursuant to the Plan, on July 3, 2002, all non-employee directors other than Mr. Coleman were each granted an option to purchase 1,000 shares of Common Stock at $20.42 per share. Mr. Coleman was granted an option to purchase 7,500 shares of Common Stock at $16.35 per share pursuant to the Plan on February 11, 2003, the date he became a director.

EXECUTIVE COMPENSATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
AND THE 1998 STOCK OPTION PLAN COMMITTEE

        In accordance with rules of the SEC, the Report on Executive Compensation does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

        The Executive Compensation Committee (the "Committee") of the Board of Directors reviews and determines compensation for members of senior management. It is composed of two non-employee directors of the Corporation: Oudi Recanati and Charles A. Fribourg. The Committee's compensation policies are designed to promote the following objectives:

  •
  to attract and motivate talented executives, and to encourage their long term tenure with the Corporation

  •
  to compensate executives based upon the value of their individual contributions in achieving corporate goals and objectives

  •
  to motivate executives to maximize shareholder values

        In setting annual compensation levels, the Committee takes into account year-to-year comparisons of financial performance, as well as many other factors. Because the Corporation's results over a short term period are significantly affected by bulk shipping market dynamics beyond the Corporation's control, financial results attributable solely to rate changes are not the key element in determining compensation. Instead, the Committee considers management's initiatives in enhancing the Corporation's financial results in all rate environments and in achieving other corporate objectives. In 2002 these objectives included: establishing, maintaining and expanding upon strategic alliances and commercial relationships with key customers as well as other shipowners; reducing costs and improving operating efficiencies, consistent with the Corporation's high standards of safety and concern for the protection of the environment; improving the financial strength and flexibility of the Corporation; and developing and implementing long term strategic planning for the Corporation's bulk shipping business as well as implementing fleet renewals and disposals consistent with such planning.

        In addition to base salary, the Corporation has adopted an Incentive Compensation Plan designed to reward employees at all levels for their performance as measured against individual goals. The Plan provides for significant enhancement of cash awards based on the Corporation's financial performance in attaining earnings thresholds established at the beginning of each year. The Committee believes that the Plan is an appropriate and effective means of motivating employees to help achieve the Corporation's key financial and operating objectives.

        The Committee noted that the Corporation's operating results for 2002 were adversely affected by the significant year to year decline in time charter equivalent rates affecting all tanker and dry bulk sectors. The decline of approximately 30% is attributable to factors over which management has no control, including reduced ton-mile demand resulting from OPEC production cuts and the displacement of long-haul movements of crude oil from the Middle East by increasing short-haul production. In setting executive compensation for 2002, the Committee took into account management's achievement in successfully executing the Corporation's $60 million cost reduction and efficiency improvement programs, including the efficient transfer of administrative functions and technical management of the international flag fleet from New York to Newcastle, United Kingdom. The Committee also noted management's ability to react to the market effect of the Venezuelan general strike that cut off oil exports by quickly repositioning the vessels in the Aframax International pool to the North Sea and Mediterranean, where vessel employment opportunities and tanker rates were substantially improved. During 2002, management added another shipowner with four modern Aframax tankers to the Aframax International pool established by the Corporation and PDV Marina S.A., thereby enhancing the scale and efficiencies of the pool.

        The Committee noted that management has achieved significant progress in 2002 toward its goal of renewing the Corporation's Very Large Crude Carriers ("VLCCs") and Aframax fleets, consistent with the Corporation's policy of maintaining a conservative debt level and maximizing financial flexibility. During 2002, the Corporation took delivery of three VLCC newbuildings, including two that are owned by joint ventures with two leading tanker owners, and one newbuild Aframax. In addition, during the year, the Corporation purchased one 1994 built double hull Aframax, exercised, through a joint venture, the purchase option for a 1992 built double sided Aframax and sold its remaining two single hull Aframaxes. The Corporation's fleet renewal program as well as the Corporation's policy of opportunistically acquiring modern second hand tonnage while disposing of older vessels, ensures that the Corporation will continue to have one of the most modern fleets in the industry.

        The Corporation also successfully concluded syndication of a five year, $350 million unsecured revolving credit facility and renegotiated a smaller 364-day facility, increasing the Corporation's total unsecured credit availability to $745 million. In addition, the Corporation entered into $256 million of long-term secured debt facilities at competitive rates, improving the Corporation's financial strength and flexibility.

        While the Committee took the foregoing accomplishments into account, the Committee's compensation determinations for the Corporation's executive officers are to some extent subjective and are not arrived at by application of any specific formula. The Committee also takes into account an executive's length of service and particular contributions over the executive's entire career with the Corporation. While the Committee considers many aspects of an individual's performance, it does not give particular weight to or quantify any one or more performance factors.

        Mr. Hyman's compensation reflects his leadership of the Corporation and his active participation in establishing and building upon the Corporation's key commercial alliances. In his capacity as Chairman and Chief Executive Officer of the Corporation, Mr. Hyman spearheaded the successful effort to restructure operations and materially reduce overhead and costs of operations, a significant contributing factor in the Corporation's achieving $56 million of operating income from shipping in 2002 despite difficult market conditions. Mr. Hyman has played a key leadership role in the development and success of the Tankers pool. Mr. Hyman's compensation also reflects his many contributions as a key member of management since the Corporation was founded in 1969. To a large extent Mr. Hyman's compensation reflects an assessment of his performance based upon the subjective judgment of the Committee. In light of his contribution to the growth and success of the Corporation, and his service as its President for 32 years, the Committee believes his compensation is appropriate and reasonable.

        Pursuant to Section 162(m) of the Code, compensation exceeding $1 million paid to the Corporation's executive officers may not be deducted by the Corporation unless such compensation is performance based and paid pursuant to criteria approved by the stockholders. The Committee considered the provisions of Section 162(m) in setting 2002 compensation paid to the Chairman and President of the Corporation.

        The Committee believes that the interests of stockholders are best served by granting stock options to all employees and thereby giving them the opportunity to participate in appreciation in the Corporation's stock over an extended period. In this way, the profitability and value of the Corporation is enhanced for the benefit of stockholders by enabling the Corporation to offer employees stock based incentives in the Corporation in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the stockholders. The Corporation's 1998 Stock Option Plan, approved by the stockholders, is administered by the 1998 Stock Option Plan Committee composed of two non-employee directors of the Corporation: Oudi Recanati and Charles A. Fribourg. The 1998 Stock Option Plan Committee determines the persons to whom stock options will be granted under the Plan and allocates the amounts to be granted to such persons. No stock options were granted to the Named Executive Officers in fiscal 2002 and 2001. There were 610,000 and 500,000 stock options granted to the Named Executive Officers in fiscal 2000 and 1999, respectively. These options vest in three equal annual installments beginning one year after the date of option grant, the last installment of which vested in February 2003.

        Submitted by the Executive Compensation Committee and the 1998 Stock Option Plan Committee of the Board of Directors:

Executive Compensation Committee	1998 Stock Option Plan Committee
Oudi Recanati	Oudi Recanati
Charles A. Fribourg	Charles A. Fribourg

COMMITTEES AND MEETINGS

        The Board of Directors has established various committees to assist it in discharging its responsibilities, including an Executive Compensation Committee and an Audit Committee. The Executive Compensation Committee reviews and determines the compensation of the Corporation's executives; it consists of Messrs. Oudi Recanati and Charles A. Fribourg and held three meetings during 2002. The Audit Committee recommends to the Board each year the independent auditors to be selected by the Corporation, reviews the planned scope and the results of each year's audit, reviews any recommendations the auditors may make with respect to the Corporation's internal controls and procedures and oversees the responses made to any such recommendations; the Committee consists of Messrs. Zimmerman, Frost and Picket. The Audit Committee met three times during 2002. The Corporation does not have a nominating or similar committee.

        The Corporation's Board of Directors held four meetings during 2002. Members of the Board are frequently consulted by management throughout the year, and the Corporation does not consider percentage attendance information in itself to be a meaningful indication of the quality or importance of a director's contribution to the Board. Each director attended at least 75% of the total number of meetings of the Board and committees of which he was a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10 percent of the Corporation's Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the SEC. Based on material provided to the Corporation, all such reports were filed on a timely basis in 2002.

INFORMATION AS TO STOCK OWNERSHIP

        Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation and the SEC.

Name and Address	Number of Shares Beneficially Owned	Percent of Class as of December 31, 2002
Mrs. Diane Recanati (1) (2) 511 Fifth Avenue New York, New York	4,904,807	14.2	%*
Mr. Leon Recanati (1) (3) The Triangle Tower 3 Azrieli Center Tel Aviv, Israel	5,206,610	15.1	%*

Mr. Michael Recanati (1) (4) 590 Fifth Avenue New York, New York 10036	4,904,807	14.2%*
The Michael Recanati Trust (1) (5) 590 Fifth Avenue New York, New York 10036	4,778,427	13.9%*
Mrs. Yudith Yovel Recanati (1) (6) 64 Kaplan Street Herzliya, Israel	5,206,610	15.1%*
OSG Holdings (1) (7) 511 Fifth Avenue New York, New York	2,986,416	8.7%
Archer-Daniels-Midland Company (8) (13) 4666 Faries Parkway Decatur, Illinois	5,674,800	16.5%
Dimensional Fund Advisors Inc. (9) (13) 1299 Ocean Avenue, 11th Floor Santa Monica, California	2,310,400	6.7%
Franklin Resources, Inc. (10) (13) One Franklin Parkway San Mateo, California	1,926,700	5.6%
Fribourg Grandchildren Family L.P. (11) (13) 277 Park Avenue New York, New York	2,823,241	8.2%
T. Rowe Price Associates, Inc. (12) (13) 100 E. Pratt Street Baltimore, Maryland	1,731,600	5.0%

*
Messrs. Oudi Recanati, Ariel Recanati and Leon Recanati, Mrs. Diane Recanati and Mrs. Yudith Yovel Recanati and The Michael Recanati Trust (whose trustees are Michael Recanati and Daniel Pearson) all share the power to vote 4,778,427 shares subject to a stockholders agreement dated as of April 16, 2003 among members of, or trusts for the benefit of members of, the Recanati family (the "Stockholders Agreement"). All of these persons (other than Daniel Pearson) also share the power to vote and dispose of the 126,380 shares owned by the Recanati Foundation. All of the shares that are subject to the Stockholders Agreement or owned by the Recanati Foundation are listed as beneficially owned by each of the foregoing persons under "Election of Directors" or in this table and are included in calculating such person's ownership percentage. The percentage ownership for these persons or the Trust is as of April 17, 2003.

(1)
Mrs. Diane Recanati is the mother of Messrs. Oudi Recanati, a director of the Corporation, and Michael Recanati, the aunt of Mr. Ariel Recanati, a director of the Corporation, and the aunt of Mr. Leon Recanati and Mrs. Yudith Yovel Recanati, who are brother and sister.
(2)
Includes 4,778,427 shares subject to the Stockholders Agreement as to which she may be deemed to share the power to vote (she shares the power to dispose of only 4,245,958 of these shares). Mrs. Recanati has the sole power to dispose of the remaining 532,469 shares. Also includes 126,380 shares held by the Recanati Foundation, which Mrs. Recanati may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.
(3)
Includes 4,778,427 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote (he shares the power to dispose of only 4,245,958 of these shares); 301,803 shares which he may be deemed to share the power to vote and dispose of by virtue of his interest in, and positions with, Recanati family companies; and 126,380 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.
(4)
Includes 4,778,427 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote (he shares the power to dispose of only 4,245,958 of these shares); and 126,380 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.
(5)
Messrs. Michael Recanati and Daniel Pearson, as trustees of The Michael Recanati Trust, share the power to vote and direct the disposition of these shares. The shares consist of the 4,778,427 shares subject to the Stockholders Agreement as to which The Michael Recanati Trust may be deemed to share the power to vote (the Trust shares the power to dispose of only 4,245,958 of these shares).
(6)
Includes 4,778,427 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of only 4,245,958 of these shares); 301,803 shares which she may be deemed to share the power to vote and dispose of by virtue of her interest in Recanati family companies; and 126,380 shares which she may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.
(7)
OSG Holdings is a partnership whose principal partners on April 17, 2003 were members of the family of the late Hermann Merkin (the father of Mr. Solomon N. Merkin, a director of the Corporation) whose address is 910 Sylvan Avenue, Englewood Cliffs, New Jersey; EST Associates L.P., a limited partnership whose address is 275 Madison Avenue, Suite 902, New York, New York; Mr. Oudi Recanati, a director of the Corporation, whose address is 9a Chemin de la Perriere 1223, Cologny, Geneva, Switzerland and Mrs. Diane Recanati. The percentage interest in OSG Holdings of these partners is: members of the family of the late Hermann Merkin, 37.34% (the Estate of Hermann Merkin owns 63,293 shares directly); EST Associates L.P., 36.68% (EST Associates L.P. owns 57,000 shares directly; Ms. Vivian Ostrovsky, 4 Avenue de Montespan, Paris France, is the general partner in EST Associates L.P. and may therefore be deemed the beneficial owner of all the shares owned directly by EST Associates L.P.); and Mr. Oudi Recanati and Mrs. Diane Recanati, who each have a 12.5% partnership interest in OSG Holdings. Additional information about Mr. Oudi Recanati's beneficial ownership of shares can be found under "Election of Directors" and additional information about Mrs. Diane Recanati's beneficial ownership of shares can be found in note 2 above.

(8)
Archer-Daniels-Midland Company has reported that it acquired these shares for investment purposes and that it has sole power to vote and dispose of them.
(9)
As of December 31, 2002, Dimensional Fund Advisors Inc. has the sole power to vote and dispose of these shares which are owned by investment vehicles as to which Dimensional Fund Advisors Inc. provides investment advice or acts as investment manager.
(10)
As of December 31, 2002, Franklin Resources, Inc. has the sole power to vote and dispose of these shares which are owned by investment companies or other managed accounts which are advised by investment advisory subsidiaries of Franklin Resources, Inc.
(11)
Mrs. Mary Ann Fribourg and Messrs. Paul Fribourg and Morton Sosland, as trustees under various trusts, share the power to vote and direct the disposition of these shares. Mrs. Fribourg is the mother, and Mr. Paul Fribourg is a brother, of Mr. Charles A. Fribourg, a director of the Corporation.
(12)
As of December 31, 2002, T. Rowe Price Associates, Inc. has sole power to vote 344,000 of these shares (it does not share voting power with respect to any of these shares) and sole power to dispose of all these shares which are owned by investment companies which are advised by T. Rowe Price Associates, Inc.
(13)
According to filings with the SEC, these shares were not acquired for the purpose of or having the effect of changing or influencing control of the Corporation nor in connection with or as a participant in any transaction having such purpose or effect.

SELECTION OF AUDITORS

        On recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors for the Corporation and its subsidiaries for the year 2003 subject to the approval of the stockholders at the annual meeting. If the appointment is not approved by the stockholders, the selection of independent auditors will be reconsidered by the Board of Directors.

        Ernst & Young LLP is a well known and well qualified firm of public accountants which (including its predecessors) has served as auditors of the Corporation since the Corporation was organized in 1969. Representatives of Ernst & Young LLP will attend the annual meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

        Audit Fees. Audit fees incurred by the Corporation to Ernst & Young LLP for professional services rendered for the audit of the Corporation's annual financial statements for the years ended December 31, 2002 and 2001 and the review of the financial statements included in the Corporation's Forms 10-Q for those years were $355,000 and $423,500, respectively.

        Audit-Related Fees.    There were no fees billed for audited-related services rendered to the Corporation by Ernst & Young LLP for 2002; the aggregate amount of such fees billed by Ernst & Young LLP for 2001 was $65,000.

        Tax Fees.    Total fees incurred by the Corporation to Ernst & Young LLP for tax compliance, tax advice and tax planning for 2002 and 2001 were $541,959 and $567,113, respectively.

        All Other Fees.    During 2002 and 2001, no services were performed by, or fees incurred to, Ernst & Young LLP other than as described above.

        The Audit Committee considered whether the provision of services described above under "Tax Fees" is compatible with maintaining Ernst & Young LLP's independence.

        The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young LLP after April 30, 2003. Specifically the Audit Committee pre-approved the use of Ernst & Young LLP for tax compliance, planning and consultation services (including preparation of tax returns and related matters) and internal control reviews, accounting consultation and audit-related services. In each case, the Audit Committee also set a specific annual limit on the amount of such services the Corporation could obtain from Ernst & Young LLP without seeking specific approval, and required management to report each specific engagement to the Audit Committee on a quarterly basis.

        The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2003. If the accompanying proxy is signed and returned without specifying how it is to be voted, the proxy will be voted for the ratification of the appointment of Ernst & Young LLP.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Corporation's Board of Directors is composed of the three directors named below, each of whom is independent as defined in the proposed New York Stock Exchange rules. In addition, the Board of Directors has determined that Mr. Michael J. Zimmerman is an audit committee financial expert, as defined by rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors. In April 2003, the Audit Committee re-examined and revised the charter, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee recommends to the Board of Directors the selection of the Corporation's independent auditors.

        Management has primary responsibility for the Corporation's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Corporation. The independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

        In fulfilling its oversight responsibilities, the Committee has met and held discussions with management and the independent auditors concerning the quality of the accounting principles, the reasonableness of significant judgments and the adequacy of disclosures in the financial statements. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee met three times during 2002 and will meet at least quarterly in 2003.

        The Corporation's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and the Audit Committee discussed with the independent auditors their independence and considered the compatibility of nonaudit services with the auditors' independence.

        Based upon the Audit Committee's discussions with management and the independent auditors, the Audit Committee's review of the representations of management, the certifications of the Corporation's chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Audit Committee:
Michael J. Zimmerman, Chairman William L. Frost Joel I. Picket

        In accordance with the rules of the SEC, the Audit Committee report does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

PROPOSALS FOR 2004 MEETING

        Any proposals of stockholders that are intended to be presented at the Corporation's 2004 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than December 31, 2003, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

        A stockholder who intends to submit a proposal for the Corporation's 2004 Annual Meeting that the stockholder does not intend to request be included in the Corporation's 2004 Proxy Statement in accordance with SEC rules must give notice to the Corporation prior to March 16, 2004. If the stockholder does not provide the Corporation with timely notice of such a proposal, the persons designated as management proxies on the Corporation's proxy card may exercise their discretionary authority to vote on that proposal. If the stockholder does provide the Corporation with timely notice of such a proposal, depending upon the circumstances, management proxies may not be able to exercise their discretionary authority to vote on the proposal.

GENERAL INFORMATION

        The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

        All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors and for the ratification of the appointment of Ernst & Young LLP as auditors. Under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining the number of votes cast.

        The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or telegraph but will not receive additional compensation for doing so.

        The Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 2002 has been mailed to stockholders. The Annual Report does not form part of this Proxy Statement.

By order of the Board of Directors,
ROBERT N. COWEN Senior Vice President, Chief Operating Officer & Secretary

New York, N.Y.
April 30, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

OF

OVERSEAS SHIPHOLDING GROUP, INC.
(the "Company")

Purpose

        The Audit Committee is a committee of the Board of Directors (the "Board"). It shall assist the Board in the oversight and monitoring of (1) the quality and integrity of the financial statements and the financial reporting process of the Company, (2) the Company's compliance with applicable legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditor.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. All members of the Audit Committee shall be financially literate in accordance with the rules of the NYSE and at least one member shall be an audit committee financial expert as defined by the Commission. Unless the Board determines otherwise, Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

        The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. In discharging its oversight role, the Committee may request the Company's independent auditor, outside counsel or any officer or employee of the Company to attend any Committee meeting in order to provide information or advice in connection with the matters to be addressed at the meeting.

Committee Authority and Responsibilities

        The Audit Committee shall have direct authority and responsibility for the appointment of the independent auditor, subject to shareholder ratification, and the replacement of the independent auditor. The Audit Committee shall be directly responsible for establishing the compensation and overseeing of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in preparing or issuing an audit report or related work. The Company shall pay the independent auditor the compensation established by the Audit Committee. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall pay the fees of such advisors that are approved by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

        The following are the principal duties and responsibilities of the Audit Committee and are set forth as a guide, with the understanding that the committee may supplement them as appropriate. To the extent it deems necessary or appropriate, the Audit Committee shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management's Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements and management's discussion and analysis of such statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, the Company's internal controls (including any major issues as to the adequacy of such controls) and, if needed, any special steps adopted in light of material control deficiencies.

4.
Review and discuss with, and receive any reports made by, the independent auditors with respect to the following quarterly:

(a)
All critical accounting policies and practices used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment prepared by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d)
All adjustments proposed by the independent auditors that were "passed" as immaterial or otherwise.

5.
Discuss with management the Company's earnings press releases, including the use, and procedures for the use, of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.
Discuss with, and receive reports made by, the independent auditor covering the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10.
Review and evaluate the lead partner of the independent auditor team.

11.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) all relationships between the independent auditor and the Company, (e) the auditor's independence as required by Independence Standards Board No. 1 and (f) the status of the independent auditor's registration with the Public Company Accounting Oversight Board. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company consistent with the requirements of the Commission and the New York Stock Exchange.

14.
Discuss with the independent auditor issues on which the Company's audit team consulted their national office, and matters of audit quality and consistency.

15.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

16.
Meet separately on a periodic basis with the director of the internal audit function to discuss issues and concerns warranting the attention of the Audit Committee.

17.
Review the significant reports to management prepared by the internal auditing department and management's responses.

18.
Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

20.
Review reports and disclosures of insider and affiliated party transactions.

21.
Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

23.
Discuss with the Company's attorneys legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

        The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. The independent auditor audits the Company's financial statements and expresses an opinion on the financial statements based on the audit; attests to any report of the Company's management on the Company's internal controls for financial reporting required by the rules of the Commission; and reviews the Company's interim financial statements. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits or reviews of the financial statements of the Company on behalf of the Board.

        While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or reviews or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or that the Company's internal controls for financial reporting are in compliance with law and other applicable requirements. These are the responsibilities of management and the independent auditor.

OVERSEAS SHIPHOLDING GROUP, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, June 3, 2003

        The undersigned hereby appoints MORTON P. HYMAN and SOLOMON N. MERKIN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held at J.P. Morgan Chase & Co., 522 Fifth Avenue (corner West 44th Street), New York, N.Y., Seventh Floor, on June 3, 2003, at 2:30 o'clock P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

        The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

(Continued, and To Be Signed and Dated on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
Please mark your votes as indicated in this example	☒
(1) Election of Directors:
For all Nominees (except as withheld in the space provided below) ☐	Withhold Authority to Vote for all Nominees ☐	Nominees:	Oudi Recanati, Morton P. Hyman, Robert N. Cowen, Alan R. Batkin, Thomas B. Coleman, Charles A. Fribourg, William L. Frost, Stanley Komaroff, Solomon N. Merkin, Joel I. Picket, Ariel Recanati and Michael J. Zimmerman. (To withhold authority to vote for any individual Nominee, print that Nominee's name on the following line:)

(2) Ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2003:
FOR	AGAINST	ABSTAIN
☐	☐	☐
Please sign exactly as name (or names) appears at the left. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.
DATE:	, 2003

Signature

Signature if held jointly

        PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
COMPENSATION AND CERTAIN TRANSACTIONS
SUMMARY COMPENSATION TABLE
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
STOCK PERFORMANCE GRAPH COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN THE PORPORATION, S&&;P 500 INDEX, DOW JONES U.S. MARINE TRANSPORT INDEX
PENSION PLAN
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE AND THE 1998 STOCK OPTION PLAN COMMITTEE
COMMITTEES AND MEETINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INFORMATION AS TO STOCK OWNERSHIP
SELECTION OF AUDITORS
AUDIT COMMITTEE REPORT
PROPOSALS FOR 2004 MEETING
GENERAL INFORMATION
AUDIT COMMITTEE CHARTER OF OVERSEAS SHIPHOLDING GROUP, INC. (the "Company")